UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Horizon Pharma plc has entered into a rebate agreement with Express Scripts, which secures formulary status for DUEXIS® (ibuprofen and famotidine), VIMOVO® (naproxen and esomeprazole magnesium), PENNSAID® (diclofenac sodium topical solution) 2% w/w and RAYOS® (prednisone) Delayed-Release Tablets. As a result of this new rebate agreement, which begins January 1, 2017, DUEXIS and VIMOVO will be removed from the Express Scripts exclusion list. While PENNSAID 2% and RAYOS were not previously on the Express Scripts exclusion list, both medicines are a part of this rebate agreement.

Horizon has previously disclosed rebate agreements with CVS/Caremark and Prime Therapeutics.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to whether certain of Horizon Pharma’s medicines will be removed from the Express Scripts exclusion list and the timing thereof. These forward-looking statements are based on information currently available to Horizon Pharma and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the rebate agreement is terminated early or that Express Scripts makes other changes to its exclusion list; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the U.S. Securities and Exchange Commission. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2016	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer